Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-57301, 333-116799, 333-105398, 333-105397, 333-103556, 333-65332, 333-52140 and 333-59433 on Form S-8 of our report dated March 30, 2007, relating to the consolidated financial statements and consolidated financial statement schedule of Georgia Gulf Corporation (which report on the consolidated financial statements expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption by Georgia Gulf Corporation of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, on January 1, 2006 and the recognition and related disclosure provisions of Statement of Financial Accounting Standards No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, on December 31, 2006) and our report dated March 30, 2007 relating to management’s report on the effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Georgia Gulf Corporation for the year ended December 31, 2006.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 30, 2007